Exhibit 10.3

SUBORDINATION AGREEMENT

SUBORDINATION AGREEMENT (as amended or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), dated as of August 29, 2005, among (i) MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., in its capacity as administrative agent (together with any successor administrative agent, including in connection with a Permitted Refinancing (as defined below), the “Agent”) for the Senior Lenders (as defined below), (ii) OCM MEZZANINE FUND, L.P. in its capacity as a holder of the Subordinated Debt (a “Subordinating Creditor” and together with its successors and assigns in such capacity, the “Subordinated Debtholders”), (iii) LOUD TECHNOLOGIES INC., a Washington corporation (“LOUD”), (iv) ST. LOUIS MUSIC, INC., a Missouri corporation (“SLM”; each of LOUD and SLM being referred to herein as a “Company” and, together, as the “Companies”) and (v) each of the subsidiaries, if any, of either Company party hereto from time to time (each, a “Guarantor”).

Recitals

A.            Pursuant to the Senior Credit Agreement (as defined below), the Senior Lenders have agreed, upon the terms and subject to the conditions contained in the Senior Credit Agreement, to make loans and otherwise to extend credit to the Companies.  The obligations of each Company under the Senior Credit Agreement will be guaranteed by each subsidiary of either Company under the Senior Guarantees (as defined below).

B.            Pursuant to the Securities Purchase Agreement, dated as of August 29, 2005 (as amended and in effect from time to time to the extent not prohibited hereunder, the “Securities Purchase Agreement”), among the Subordinating Creditors, the Companies and the Guarantors, the Subordinating Creditors have agreed to purchase the 14% senior subordinated notes due February 29, 2012 (the “Notes”) of the Companies.  The Securities Purchase Agreement provides for guarantees (the “Subordinated Guarantees”) of the Notes by the Guarantors.

C.            It is a condition precedent to the Senior Lenders’ willingness to make loans and otherwise to extend credit to the Companies pursuant to the Senior Credit Agreement that the Companies and the Guarantors (collectively with the Companies, the “Obligors”) and the Subordinating Creditors enter into this Agreement with the Agent, and it is a condition precedent to the Subordinating Creditors’ willingness to purchase the Notes evidencing Subordinated Debt (as defined below) of the Companies pursuant to the Securities Purchase Agreement that the Agent and the Obligors enter into this Agreement with the Subordinating Creditors.

NOW, THEREFORE, in consideration of the foregoing, the mutual agreements contained in this Agreement and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.             Definitions; Rules of Construction; Headings.

(a)           Definitions.  The following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 10% or more of the capital stock of such Person, including, without limitation, any shares, options, warrants, general or limited partnership interests, membership interests or other equivalents, having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person’s officers, directors, joint venturers and partners and (d) in the case of either Company, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of such Company.  For the purposes of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Bankruptcy Code” means title 11 of the United States Code, as amended.

“Business Day” means any day except Saturday, Sunday, any day which in Chicago is a legal holiday or on which banking institutions are authorized or required by law or other government action to close.

“Default Notice” means a notice delivered by Agent pursuant to Section 2(b)(i) or Section 2(b)(ii) to the Companies and to the Subordinated Debtholders designated to receive notices pursuant to Section 10 and Section 16(b), which notice describes the Payment Default or Non-Payment Event of Default (as the case may be) that is the subject of the Default Notice.

“Enforcement Action” is defined in Section 3(a).

“Insolvency Proceeding” means any action, case or proceeding commenced by or against a Person, for (a) the entry of an order for relief under any chapter of the Bankruptcy Code or other insolvency, reorganization, receivership or similar debt adjustment law (whether state, federal or foreign), (b) the appointment of a receiver, trustee, liquidator or other custodian for such Person or any part of its property, (c) a general assignment for the benefit of creditors of such Person or a marshaling of assets of such Person or (d) the liquidation, dissolution or winding up of the affairs of such Person.

“Loan Documents” means the “Financing Documents” as defined under the Senior Credit Agreement, in each case as in effect on the date hereof or entered into pursuant to the Senior Credit Agreement, and in each case as from time to time amended and/or restated, supplemented or modified thereafter, but without giving effect to any amendment and/or restatement, supplement or modification prohibited by this Agreement.

“Non-Payment Blockage Period” is defined in Section 2(b)(ii).

“Non-Payment Event of Default” means the occurrence of any event of default (excluding a Payment Default) under the Senior Credit Agreement permitting the Senior Lenders to accelerate the maturity of the obligations under the Senior Credit Agreement, or any default that, with notice or lapse of time, or both, will constitute such an event of default if that default is not cured or removed within any applicable grace or cure period.

“Notes” is defined in the recitals.

“Obligations” is defined in the Senior Credit Agreement.

“Obligors” is defined in the recitals.

“Payment Blockage Period” is defined in Section 2(b)(i).

“Payment Default” means the occurrence of any default in the payment when due, whether at maturity, upon any redemption or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, premium (if any) on, or regularly accruing fees or other amounts payable with respect to, any Senior Debt.

“payment in full” or “paid in full” means the payment in full, in cash, immediately available funds or other consideration acceptable to the Required Lenders, of all of the Senior Debt in the manner provided under the terms of the Senior Loan Documents or in such other manner acceptable to the Required Lenders.

“Permitted Junior Securities” means, for purposes of this Agreement, debt or equity securities of any Obligor or any other Person (a) (i) in the case of debt securities, the payment of which is subordinated at least to the extent provided in this Agreement with respect to the Subordinated Debt, to the payment of all then outstanding Senior Debt and debt securities then issued to the holders of Senior Debt in exchange for such Senior Debt and (ii) in the case of equity securities, which do not provide for any mandatory repurchase, redemption, defeasance, sinking fund or other retirement of such equity securities in cash or any other mandatory payment or distribution in respect thereof in cash prior to the payment in full of the Senior Debt and the termination (except in the context of a payment or distribution to the Subordinated Debtholders in respect of the Subordinated Debt in an Insolvency Proceeding) of all lending commitments under the Senior Credit Agreement, (b) do not have the benefit of any obligation of either Company or any of their respective Subsidiaries (whether as issuer, guarantor or otherwise) unless the Senior Debt has at least the same benefit of the obligation of such Person, (c) do not have any terms, and are not subject to or entitled to the benefit of any agreement or instrument that has terms, that are more burdensome to the issuer of or other obligor on such debt or equity securities than are the terms of the Senior Debt and (d) in the case of any such debt or equities securities not issued pursuant to a confirmed plan of reorganization or adjustment, such debt or equity securities do not require any cash payments prior to the payment in full of the Senior Debt.

“Permitted Refinancing” means any refinancing of the Senior Debt under the Loan Documents pursuant to financing documentation that constitutes Permitted Refinancing Senior Loan Documents and the aggregate principal amount of which does not exceed the principal amount specified in the proviso to the definition of “Senior Debt” hereunder as determined in accordance with such proviso.

“Permitted Refinancing Senior Loan Documents” means any financing documentation which replaces the Loan Documents pursuant to which the Senior Debt under the Loan Documents is refinanced, as from time to time amended and/or restated, supplemented or modified, but specifically excluding any financing documentation to the extent that it contains, either initially or by amendment and/or restatement, supplement or modification, any material terms, conditions, covenants or defaults other than those which (a) then exist in the Loan Documents or (b) could be included in the Loan Documents by an amendment and/or restatement, supplement or modification not prohibited by this Agreement.

“Permitted Subordinated Debt Payments” means payments of (a) interest on the Subordinated Debt due and payable at the applicable non-default interest rate on a non-accelerated basis and (b) indemnity obligations payable pursuant to the Subordinated Note Documents (other than any such indemnity obligations arising from the non-payment of Subordinated Debt, which Subordinated Debt is prohibited from being paid due to the provisions of this Agreement), in each case in accordance with the terms of the Subordinated Note Documents as in effect on the date hereof or as modified in a manner not prohibited by the terms of this Agreement.

“Person” means an individual, partnership, corporation, limited liability company, governmental authority or other entity of whatever nature.

“Required Lenders” means the “Required Lenders” under the Senior Credit Agreement; provided, that after the consummation of any Permitted Refinancing, the term “Required Lenders” shall mean the holders of Senior Debt having the right and/or ability under the Permitted Refinancing Loan Documents to effectuate the waiver, amendment, granting of consent or other matter in question.

“Required Holders” means at any time the holders of a majority of the outstanding principal amount of the Notes at such time outstanding, excluding any Notes held by a Company or an Affiliate of a Company.

“Senior Credit Agreement” means that certain Credit Agreement dated as of the date hereof among the Companies, the Agent and the Senior Lenders, as from time to time amended and/or restated, supplemented or modified, but without giving effect to any amendment and/or restatement, supplement or modification prohibited by this Agreement, and including any replacement credit agreement that constitutes a Permitted Refinancing Senior Loan Document.

“Senior Debt” means (a) any and all obligations, liabilities and indebtedness of any nature that is now or may hereafter be owing by any Obligor under or in connection with any of the Senior Loan Documents, whether for principal, interest, prepayment premium, fees, expenses or otherwise, and whether from time to time reduced and thereafter increased or entirely extinguished and thereafter reincurred, and whether direct or indirect, absolute or contingent, joint or several, due or to become due, (b) after the commencement of an Insolvency Proceeding by or against either Company or any other Obligor, any interest which, but for the filing by or against such Obligor of any such

Insolvency Proceeding, would constitute part of the foregoing indebtedness, obligations or liabilities, whether or not a claim for post-filing or post-petition interest is allowed in such Insolvency Proceeding and (c) any and all obligations, liabilities and indebtedness pursuant to any Swap Contract required pursuant to the Senior Credit Agreement; provided that the aggregate principal amount of Senior Debt (other than with respect to Swap Contracts) shall not exceed $77,000,000, as such aggregate principal amount is reduced by (i) actual paid principal installments of any term loan under the Senior Credit Agreement and (ii) any repayment of revolving loans under the Senior Credit Agreement to the extent made in connection with a permanent reduction of any revolving credit commitment under the Senior Credit Agreement (excluding any such repayment or reduction occurring by reason of a Permitted Refinancing, in an amount up to the aggregate principal amount of term loans and/or revolving credit commitments borrowed or provided, as applicable, in such Permitted Refinancing); provided further that, notwithstanding any reduction pursuant to the foregoing clauses (i) and (ii), up to $15,000,000 of Senior Debt constituting Debt with respect to a revolving credit facility shall be permitted.

“Senior Guarantees” means any guarantee entered into by a Guarantor guaranteeing any Senior Debt.

“Senior Lenders” means the lenders from time to time party to the Senior Credit Agreement and their permitted successors and assigns thereunder.

“Senior Loan Documents” means the Loan Documents, and after the consummation of any Permitted Refinancing, the Permitted Refinancing Senior Loan Documents.

“Standstill Period” is defined in Section 3(a).

“Subordinated Debt” means and includes all liabilities and obligations of any Company and any other Obligor to the Subordinated Debtholders under the Subordinated Note Documents (including the Subordinated Guarantees) whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with the Subordinated Note Documents, but excluding reasonable and customary fees (other than periodic recurring fees) and reimbursement of reasonable out-of-pocket costs and expenses (such fees and costs and expenses hereinafter are collectively referred to as the “Unrestricted Subordinated Debt Payments”).

“Subordinated Debt Event of Default” means the occurrence of any Event of Default under the Securities Purchase Agreement permitting the Subordinated Debtholders to accelerate the maturity of the obligations under the Notes.

“Subordinated Note Documents” means collectively, the Securities Purchase Agreement, the Notes and any and all guarantees directly or indirectly guaranteeing any liabilities or obligations of any Obligor to the Subordinated Debtholders under any of the foregoing (including the Subordinated Guarantees), in each case as in effect on the date hereof or entered into pursuant to the Securities Purchase Agreement, and in each case as from time to time amended and/or restated, supplemented or modified thereafter, but without giving effect to any amendment and/or restatement, supplement or modification prohibited by this Agreement.

“Swap Contract”: means any “swap agreement”, as defined in Section 101 of the Bankruptcy Code, that is intended to provide protection against fluctuations in interest or currency exchange rates and is entered into in the ordinary course of business and not for speculation.

“Unrestricted Subordinated Debt Payments” is defined within the definition of the term “Subordinated Debt”.

“Voided Payment” is defined in Section 5(a)(iii).

(b)           Rules of Construction.  For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(i)            the terms defined in this Agreement have the meanings assigned to them in this Agreement;

(ii)           “or” is not exclusive;

(iii)          all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP (as such term is defined in the Senior Credit Agreement as in effect on the date hereof);

(iv)          the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision;

(v)           all references to “$” or “dollars” shall refer to the lawful currency of the United States of America;

(vi)          the words “include,” “included” and “including” as used herein shall be deemed in each case to be followed by the phrase “without limitation,” if not expressly followed by such phrase or the phrase “but not limited to”;

(vii)         words in the singular include the plural, and words in the plural include the singular; and

(viii)        any reference to a Section refers to such Section of this Agreement.

(c)           Headings.  Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

2.             Subordination; Certain Payments Restricted.

(a)           Agreement to Subordinate.  Each Obligor agrees, for itself and its respective successors and assigns, and each Subordinating Creditor agrees, and each Subordinated Debtholder by its acquisition and acceptance of any Note or other Subordinated Debt shall be deemed to have agreed, that the payment of the Subordinated Debt is hereby subordinated in right of payment as provided herein to the prior payment in full of all Senior Debt and the termination (except in the context of a payment or distribution to the Subordinated Debtholders in respect of the Subordinated Debt in an Insolvency Proceeding otherwise permitted herein) of all lending commitments under the Senior Credit Agreement.  Upon the final maturity of any Senior Debt or the acceleration thereof, no Obligor may make any payment or distribution of any kind or character on, or in respect of any Subordinated Debt, or acquire any Subordinated Debt for cash or property or otherwise, and the Subordinated Debtholders shall not receive or accept any of the foregoing (subject to Section 5.(c)), without the prior written consent of the Agent on behalf of the Senior Lenders, unless and until the Senior Debt at the time outstanding has been paid in full and, except in the context of a payment or distribution to the Subordinated Debtholders in respect of the Subordinated Debt in an Insolvency Proceeding, all lending commitments under the Senior Credit Agreement have been terminated. Notwithstanding any provision of the Subordinated Note Documents to the contrary and in addition to any other limitations set forth herein or therein, no payment (whether made in cash, securities (other than Permitted Junior Securities) or other property or by set-off) with respect to the Subordinated Debt shall be made or received, and no Subordinated Debtholder shall exercise any right of set-off or recoupment with respect to any Subordinated Debt, until all of the Senior Debt is paid in full and, except in the context of a payment or distribution to the Subordinated Debtholders in respect of the Subordinated Debt in an Insolvency Proceeding, all lending commitments under the Senior Credit Agreement have been terminated; provided, however, that except as provided in Section 2.(b) or Section 5, the Obligors may make, and the Subordinated Debtholders may accept, Permitted Subordinated Debt Payments.  For the avoidance of doubt, the Unrestricted Subordinated Debt Payments may be made at any time without any restriction.

(b)           Default on Senior Debt.

(i)            Payment Default.  Subject to the provisions of Section 2(c), none of the Obligors shall make, nor shall any Subordinated Debtholders accept, any payment of any kind or character on or with respect to the Subordinated Debt otherwise permitted hereunder, nor shall any of the Obligors acquire any Subordinated Debt for cash, property or other value (subject to Section 5(c)), if a Payment Default shall have occurred and shall be continuing (the period during which any such Payment Default shall be continuing being herein called a “Payment Blockage Period”) and the Companies and the Subordinated Debtholders shall have received a Default Notice with respect thereto. Notwithstanding anything to the contrary contained herein, if the Agent or any Senior Lender notifies the Subordinated Debtholders of the occurrence of such Payment Default within fifteen (15) Business Days after the occurrence of any such Payment Default, the Subordinated Debtholders shall promptly pay or remit to the Agent on behalf of the Senior Lenders pursuant to Section 4 any payment received by the Subordinated Debtholders following the occurrence of such Payment Default.

(ii)           Non-Payment Event of Default.  In addition, none of the Obligors shall make, nor shall any Subordinated Debtholders accept, any payment of any kind or character on or with respect to the Subordinated Debt otherwise permitted hereunder, nor shall any of the Obligors acquire any Subordinated Debt for cash or property or other value (subject to Section 5(c)), if a Non-Payment Event of Default shall have occurred and shall be continuing, and the Companies and the Subordinated Debtholders shall have received a Default Notice with respect thereto, for a period not to exceed one hundred seventy-nine (179) consecutive days (any such period being herein called a “Non-Payment Blockage Period” following receipt of such Default Notice by the Companies and the Subordinated Debtholders, subject to the provisions of Section 2(c); provided that (A) there shall be not more than two Non-Payment Blockage Periods in any three hundred sixty-five (365) consecutive day period, (B) the Subordinated Debtholders shall not be prohibited from receiving payments on the Subordinated Debt otherwise permitted hereunder due to a Non-Payment Blockage Period for more than an aggregate of one hundred seventy-nine (179) days within any three hundred sixty-five (365) consecutive day period, (C) there shall be not more than four Non-Payment Blockage Periods over the term of the Notes and (D) no Default Notice commencing a Non-Payment Blockage Period may be based on a Non-Payment Event of Default which was in existence as of the time of the issuance of any earlier Default Notice commencing a Non-Payment Blockage Period unless such Non-Payment Event of Default shall have been cured or waived for not less than sixty (60) days (it being agreed that breaches of the same financial covenants for different (including, without limitation, consecutive) periods shall constitute separate and distinct Non-Payment Events of Default).

(c)           Resumption of Payments.

(i)            Resumption after Payment Default.  The Obligors shall promptly resume payments on the Subordinated Debt, including any missed payments during the applicable Payment Blockage Period, following the commencement of a Payment Blockage Period, on the earlier to occur of:

(A)          the date on which all Payment Defaults have been cured or waived; and

(B)           the final payment in full of all Senior Debt then outstanding.

(ii)           Resumption after Non-Payment Default.  The Obligors shall promptly resume payments on the Subordinated Debt, including any missed payments during the applicable Non-Payment Blockage Period, following the commencement of a Non-Payment Blockage Period, on the earliest to occur of:

(A)          the expiration of the applicable Non-Payment Blockage Period;

(B)           the date on which all Non-Payment Events of Default giving rise to any Non-Payment Blockage Period have been cured or waived; and

(C)           the final payment in full of all Senior Debt then outstanding.

3.             Enforcement; Subrogation.

(a)           Standstill Period for Subordinated Debt.  During any Standstill Period, the Subordinated Debtholders shall not take any Enforcement Action, except that any Subordinated Debtholder may make any filing that may be required to toll the running of any applicable statute of limitations (which filing is not made any earlier than 30 days prior to the expiration of such statute of limitations or such earlier date as any such filing is required to be made).

As used in this Section 3(a), the terms set forth below shall have the following meanings:

“Enforcement Action” shall mean (a) to take from or for the account of any Obligor or any other Person (i) by set-off, or (ii) in any other manner (except for the acceptance of payments not prohibited under Section 2), the whole or any part of any moneys which may now or hereafter be owing by any Obligor with respect to the Subordinated Debt, (b) to sue for payment of, or to initiate or participate with others in any suit, action or proceeding against any Obligor or any other Person to (i) enforce payment of or to collect the whole or any part of the Subordinated Debt or (ii) commence judicial enforcement of any of the rights and remedies under the Subordinated Note Documents or applicable law with respect to the Subordinated Debt, (c) to accelerate all or any part of the Subordinated Debt or (d) to take any action under the provisions of any state or federal law, including, without limitation, the Uniform Commercial Code, foreign law (if applicable) or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any property or assets of any Obligor or otherwise realize upon the Subordinated Debt or any part thereof.

“Standstill Period” means the period beginning on the occurrence of a Subordinated Debt Event of Default and ending on the earliest to occur of (a) the date that is one hundred twenty (120) days following the date that any Subordinated Debtholder shall have given notice to the Agent that any Subordinated Debt Event of Default shall have occurred and be continuing, and stating that such notice is delivered for purposes of commencing a Standstill Period under this Agreement, (b) the acceleration of any Senior Debt, (c) the commencement of any action to foreclose upon any portion of the collateral securing payment of the Senior Debt, or the commencement of any case, proceeding or other judicial action by any holder of the Senior Debt against any Obligor to enforce the payment of or collect the Senior Debt, (d) the commencement by or against any Obligor of any Insolvency Proceeding or (e) the date that all of the Senior Debt shall have been paid in full.

The Subordinated Debtholders shall provide a copy to the Agent of any notice of any Subordinated Note Event of Default delivered by any Subordinated Debtholder to the Companies pursuant to any Subordinated Note Document.  Each Subordinated Debtholder agrees to use commercially reasonable efforts to notify the Agent of any Subordinated Note Event of Default that shall have occurred and be continuing, of which such Subordinated Debtholder has actual knowledge.  The Agent shall provide a copy to the Subordinated Debtholders of any notice of any Event of Default (as defined in the Senior Credit Agreement) delivered by the Senior Lenders to the Companies pursuant to the Senior Credit Agreement.  The Agent agrees to use commercially reasonable efforts to notify the Subordinated Debtholders of any such Event of Default that shall have occurred and be continuing, of which the Agent has actual knowledge.

(b)           Subrogation.  Without limiting the foregoing, after all Senior Debt has been indefeasibly paid in full (subject to any reinstatement as provided in Section 5(a) and all lending commitments under the Senior Credit Agreement have been terminated, the Subordinated Debtholders shall be subrogated to the extent of any payments made by the Subordinated Debtholders to the Agent, or otherwise applied to the payment of the Senior Debt by reason of the provisions of this Agreement, to the rights of holders of the Senior Debt to receive distributions applicable to such Senior Debt.  For purposes of such subrogation, (i) no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Subordinated Debtholders would be entitled except for the provisions of this Agreement, and (ii) no payment over pursuant to the provisions of this Agreement to the holders of the Senior Debt by or for the account of the Subordinated Debtholders, shall, as among the Obligors and their creditors (other than holders of the Senior Debt) and the Subordinated Debtholders, be deemed to be a payment or distribution by the Obligors to or on account of the Senior Debt.

4.             Payments Held in Trust.  If any payment or distribution of any kind or character is made to any Subordinated Debtholder on account of the Subordinated Debt at a time when such payment or distribution is prohibited by this Agreement before the Senior Debt is indefeasibly paid in full, such Subordinated Debtholder will hold such payment or distribution in trust for the benefit of the holders of the Senior Debt.  Each such Subordinated Debtholder shall promptly pay such payment or distribution over to the Agent on behalf of the Senior Lenders in the same form of payment received by such Subordinated Debtholder with appropriate endorsements, for application to the Senior Debt.

Each Obligor hereby acknowledges that provisions of this Agreement require the Subordinated Debtholders to pay over to the Agent on behalf of the holders of the Senior Debt any payments received by the Subordinated Debtholders in contravention of this Agreement, and hereby irrevocably authorizes such payment to the Agent on behalf of such holders of the Senior Debt, notwithstanding any instructions to the contrary that such Obligor may deliver to the Subordinated Debtholders after the date hereof.  Each Obligor hereby acknowledges that no such payment shall reduce the amount or otherwise alter the obligations under the Subordinated Debt or the Subordinated Note Documents.

5.             Bankruptcy, etc.

(a)           Payments relating to Subordinated Debt.

(i)            The holders of the Senior Debt are entitled to receive payment in full of all Senior Debt prior to the payment of all or any part of the Subordinated Debt (subject to Section 5(c)) in the event of any distribution to creditors of any Obligor in connection with any Insolvency Proceeding.

(ii)           Upon any payment or distribution of assets of any Obligor of any kind or character, whether in cash, property or securities, to creditors in an Insolvency Proceeding relating to any Obligor or its property, whether voluntary or involuntary, all Senior Debt shall first be paid in full before any payment or distribution of any kind or character (subject to Section 5(c)) is made on account of any Subordinated Debt.

Upon any such Insolvency Proceeding, any payment or distribution of assets of any Obligor of any kind or character, whether in cash, property or securities, to which the Subordinated Debtholders would be entitled except for the provisions hereof (and in any event, excluding payments made pursuant to Section 5(c)), shall be paid by such Obligor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Subordinated Debtholders if received by them, to the Agent on behalf of the holders of the Senior Debt, for application to the payment of the Senior Debt remaining unpaid until all such Senior Debt has been paid in full after giving effect to any concurrent payment or distribution to or for the holders of the Senior Debt.  Each Subordinated Debtholder irrevocably authorizes, empowers and directs any obligor, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such payments and distributions to the Agent.  Each Subordinated Debtholder irrevocably authorizes and empowers the Agent, in the name of such Subordinated Debtholder, to demand, sue to collect and receive any and all such payments and distributions.

Upon any payment or distribution of assets or securities of an Obligor referred to in this Section 5(a), the Subordinated Debtholders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Obligors, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 5(a), subject, in all cases, to the terms of this Agreement.

(iii)          In the event that any payment on the Senior Debt is subsequently invalidated, declared to be fraudulent or preferential or set aside or is required to be repaid or returned to a trustee, receiver or any other Person, under any bankruptcy, insolvency, reorganization or similar act or law, state, federal or foreign law, common law or equitable cause (such payment being hereinafter referred to as a “Voided Payment”):

(A)          then to the extent of such Voided Payment, that portion of the Senior Debt that had been previously satisfied by such Voided Payment shall be revived and continue in full force and effect as if such Voided Payment had never been made; and

(B)           the provisions of this Agreement shall be reinstated and continue in full force and effect until the full amount of such Voided Payment (together with interest thereon) is indefeasibly paid in full.

(b)           Subordinated Debt Voting Rights.

(i)            The Subordinated Debtholders shall retain the exclusive right to vote and (subject to the other provisions hereof) otherwise act with respect to the Subordinated Debt (including, without limitation, the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension), whether at any meeting of creditors or in the event of any Insolvency Proceeding.

(ii)           If any Subordinated Debtholder shall not file a claim or proof of debt as shall be necessary in order to have the claims of such Subordinated Debtholder allowed in any Insolvency Proceeding by or against any Obligor, or its respective property, in the form required in any such proceeding, at least 10 days prior to the last day fixed by statute, court rule or court order for the expiration of the period for filing of such claim or proof of debt, then the Agent is hereby irrevocably authorized and shall have the right (but not the obligation) to file an appropriate claim or proof of debt in such proceeding for and on behalf of such Subordinated Debtholder, provided that (A) the Agent shall have no obligation to file any such claim, (B) the Agent shall promptly notify such Subordinated Debtholder that it has filed such claim or proof and shall provide a copy thereof to such Subordinated Debtholder and (C) such Subordinated Debtholder shall retain the right to correct any material error contained in such proof of claim by amendment or otherwise.

(c)           Permitted Distributions.  Notwithstanding anything to the contrary herein, the Subordinated Debtholders shall be entitled to receive and retain (i) payments of interest in kind or fees in kind as permitted by the Securities Purchase Agreement, and (ii) Permitted Junior Securities, including, without limitation, those issued in exchange for the Notes or any part thereof, or in respect of any obligations relating to or arising in connection with the Notes or any part thereof.

(d)           No Challenge; Continuing Effect.  Each Subordinated Debtholder agrees not to initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of the Senior Debt (except to the extent such Senior Debt violates the terms of this Agreement) or any liens and security interests securing the Senior Debt.  The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of the Senior Lenders and each Subordinated Debtholder even if all or part of the Senior Debt or the security interests securing the Senior Debt are subordinated, set aside, avoided, invalidated or disallowed (other than with respect to any such Senior Debt or part thereof that is subordinated, set aside, avoided, invalidated or disallowed by a court of competent jurisdiction due to the willful misconduct of, or conduct perpetrated in bad faith by, the Senior Lender or Senior Lenders who is or are the holder or holders of such Senior Debt or part thereof).

(e)           Agreement to Release Liens and Security Interests.  The Subordinated Debtholders shall not take or obtain any liens or security interests in the Collateral (as defined in the Senior Loan Documents) as security for all or part of the Subordinated Debt other than judgment liens obtained in connection with an Enforcement Action permitted hereby and, in the event that any Subordinated Debtholder obtains any liens or security interests in any Collateral not otherwise permitted hereby, (i) such Subordinated Debtholder shall (or shall cause its agent to) promptly execute and deliver to the Agent such documents, agreements and instruments, and take such other actions as the Agent shall reasonably request to release such liens and security interests in such Collateral and (ii) Agent shall be deemed fully authorized by such Subordinated Debtholder to file any and all UCC termination statements necessary or appropriate, in Agent’s sole determination, to terminate such liens and security interests.

(f)            Waiver of Consolidation.  Each Subordinated Debtholder acknowledges and agrees that (i) each Obligor is a separate and distinct entity and (ii) it will not at any time insist upon, plead or seek the entry of any order or judgment of, or take advantage of any substantive consolidation, piercing corporate veil or any other order or judgment that causes an effective consolidation of the assets and liabilities of the Obligors in any Insolvency Proceeding or otherwise.

6.             Legend.  Each promissory note issued by the Companies to the Subordinated Debtholders, each Subordinated Guarantee and each other instrument representing or evidencing any Subordinated Debt shall contain the following legend:

THIS INSTRUMENT AND THE OBLIGATIONS EVIDENCED HEREBY ARE AND SHALL AT ALL TIMES BE AND REMAIN SUBORDINATED TO THE EXTENT AND IN THE MANNER SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT, DATED AS OF AUGUST 29, 2005, AMONG LOUD TECHNOLOGIES INC., ST. LOUIS MUSIC, INC., CERTAIN OTHER PARTIES NAMED THEREIN AS GUARANTORS, MERRILL LYNCH CAPITAL, A DIVISION OF MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC., AS AGENT, AND THE HOLDERS OF THE SENIOR SUBORDINATED NOTES, WHICH AMONG OTHER THINGS, SUBORDINATES EACH COMPANY’S AND EACH GUARANTOR’S OBLIGATIONS HEREUNDER TO EACH COMPANY’S AND EACH GUARANTOR’S OBLIGATIONS TO CERTAIN HOLDERS OF SENIOR DEBT, AS MORE FULLY DESCRIBED IN SAID SUBORDINATION AGREEMENT.

7.             Obligations Absolute; Actions by Holders.

(a)           Nothing contained in this Agreement shall (i) impair, as among the Obligors and the Subordinated Debtholders, the obligation of the Obligors to pay to the Subordinated Debtholders all amounts payable in respect of the Subordinated Debt as and when the same shall become due and payable in accordance with the terms thereof or any other obligations of the Obligors set forth in the Subordinated Note Documents or under applicable law, (ii) except as expressly otherwise provided in Sections 2, 3 and 5 of this Agreement, prevent the Subordinated Debtholders from exercising all rights, powers and remedies otherwise permitted by Subordinated Note Documents and by applicable law upon a default in the payment or performance of the Subordinated Debt or under any Subordinated Note Document or (iii) except as expressly otherwise provided in Section 3 of this Agreement, prevent or be deemed or construed to prevent, as among the Obligors and the Subordinated Debtholders, any Subordinated Debtholders from accelerating the maturity of the Subordinated Debt in accordance with the provisions of the Subordinated Note Documents or from exercising any other remedies upon an event of default thereunder which may at the time otherwise be available to such holder.

(b)           The holders of the Senior Debt may, at any time and from time to time, without the consent of or notice to the Subordinated Debtholders, without incurring responsibility to the Subordinated Debtholders hereunder and without impairing or releasing the subordination provided in this Agreement or the obligations hereunder of the Subordinated Debtholders to the holders of the Senior Debt, take any action with respect to the Senior Debt and the Obligors (in each case, subject to the other provisions hereof, including, without limitation, the proviso in the definition of the Senior Debt contained herein and the provisions of Section 8 below) including, without limitation:  (i) change the manner, place, terms or time of payment of outstanding the Senior Debt; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing the Senior Debt; (iii) release any Person liable in any manner for the collection or payment of the Senior Debt and (iv) exercise or refrain from exercising any rights against any Obligor and any other Person.

8.             Amendments to Senior Loan Documents and Subordinated Note Documents.

(a)           No provision of the Senior Loan Documents shall, without the prior written consent of the Required Holders, be amended, supplemented or otherwise modified to the extent the effect of such amendment, supplement or other modification would be to (i) (A) increase any interest rate margin on the Senior Debt by more than 200 basis points (2.0%) (it being understood that (x) in the case of a pricing matrix or grid based upon a measure or financial performance, (1) any change in rate due to the operation thereof shall not constitute such amendment, supplement or modification and (2) each of the margins specified in such matrix or grid may be increased by an amount up to 200 basis points and (y) any increase attributable to the exercise of any so-called “market flex” rights within one-hundred eighty (180) days after the date hereof will not count against such two percent (2%) figure, provided in no event shall such exercise of “market-flex” rights exceed 50 basis points (.5%)) or increase the default rate margin, (B) change the ‘base’ rate to which any such interest rate margin applies in any manner adverse to the Companies (it being understood that the change from one ‘base’ rate to an alternate ‘base’ or ‘prime’ rate as previously provided for in the Senior Loan Documents shall not constitute such a change and fluctuation in such rates shall not constitute such a change), (ii) advance the final maturity of the Senior Debt (other than due to acceleration) or extend the final maturity of the Senior Debt beyond the final maturity of the Subordinated Debt, (iii) advance any other scheduled date for the payment of principal or interest payable in respect of the Senior Debt, (iv) change any redemption or call premium in respect of the Senior Debt in a manner adverse to Obligor or (v) to the extent not covered in the other provisions of this Section 8(a), impose on the Obligors any representations, warranties, covenants, events of default or remedies that are materially more restrictive or burdensome to the Obligors or the Subordinated Debtholders than the terms and provisions of the Senior Loan Documents as in effect on the date of this Agreement, or alter any definitions to effect any of the foregoing, except (in the case of any such change affecting the Obligors only) to the extent (A) the Subordinated Note Documents shall also be modified, and shall be permitted to be so modified, on identical terms or on substantially similar terms reasonably satisfactory to the Required Holders, or (B) with respect to any numerical threshold or limitation contained in any financial covenant, the Subordinated Note Documents shall also be modified, and shall be permitted to be so modified, in a manner that preserves, on equivalent economic terms, the absolute or percentage margin amount (whichever is less, in the case of any threshold or limitation in the form of a ratio, and whichever is greater, in the case of any threshold or limitation in the form of a specified amount) that exists on the date hereof between such numerical threshold or limitation contained in the Senior Loan Documents and the corresponding threshold or limitation contained in the Subordinated Note Documents, respectively, as in effect on the date of this Agreement; provided, that, (i) the Subordinated Note Documents shall not be required or permitted to be modified (A) if the Subordinated Debtholders elect not to accept such modification or (B) the effectiveness of such modification is conditional in a manner that is more restrictive or burdensome to the Obligors than the amendment to the Senior Loan Documents or such modification requires the payment of any amounts other than reasonable fees and the reimbursement of reasonable costs and expenses, and (ii) such modification otherwise shall be acceptable to the Required Lenders; provided, however, that, if the Subordinated Note Documents are not modified because such modification is not acceptable to the Required Lenders, the applicable amendment to the Senior Loan Documents under clause (v) of this Section 8(a) shall not be permitted.  Nothing contained in this

Section 8(a) or elsewhere in this Agreement shall be construed to require the consent of the Required Holders to any waiver by the Senior Lenders of any default or event of default under the Senior Loan Documents or other term, provision or condition contained in any of the Senior Loan Documents or of any of the rights and remedies of the Senior Lender thereunder.

(b)           No provision of the Subordinated Note Documents shall, without the prior written consent of the Agent and the Required Lenders, be amended, supplemented or otherwise modified if the effect of such amendment, supplement or other modification would be to (i) advance the final maturity date of the Subordinated Debt or any other scheduled date for the payment of principal or interest payable in respect of the Subordinated Debt, (ii) increase the interest rate or cash interest rate on the Subordinated Debt other than (A) by the imposition of a default rate of interest, as such default rate of interest exists in the Subordinated Note Documents as of the date hereof, and/or (B) an increase of up to 250 basis points (2.5%), in the non-cash interest rate, (iii) change any redemption, put or call provision in respect of the Subordinated Debt in a manner adverse to the Obligors, (iv) increase the maximum principal amount of the Subordinated Debt (it being understood that an increase in the principal amount of the Notes due to the payment of fees and interest in kind to the extent permitted under Section 5(c) shall not constitute such an amendment, supplement or modification) or (v) impose on the Obligors any representations, warranties, financial covenants, events of default or remedies that are materially more restrictive or burdensome to the Obligors than the terms and provisions of the Subordinated Note Documents as in effect on the date of this Agreement, or alter any definitions to effect any of the foregoing, except as permitted by clause (v) of Section 8(a); provided that nothing contained in this Section 8(b) or elsewhere in this Agreement shall be construed to require the consent of the Agent or the Required Lenders to any waiver by the Subordinated Debtholders of any default or Subordinated Debt Event of Default under the Subordinated Note Documents or other term, provision or condition contained in any of the Subordinated Note Documents or of any of the rights and remedies of the Subordinated Debtholders thereunder.

9.             Termination of Subordination.  This Agreement shall continue in full force and effect, and the obligations and agreements of the Subordinated Debtholders and the Obligors hereunder shall continue to be fully operative, until all of the Senior Debt at the time outstanding (including any outstanding reimbursement obligations under any letters of credit) shall have been paid in full (subject to any reinstatement as provided in Section 5), the lending commitments under the Senior Credit Agreement have been terminated, and all then outstanding letters of credit issued under the Senior Credit Agreement shall have terminated, expired or been cash collateralized.

10.           Notices.

(a)           All notices and other communications which are required and may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient and effective in all respects if given in writing or telecopied, delivered or mailed by registered or certified mail, postage prepaid, as follows:

If to the Agent under the Senior Credit Agreement:

Merrill Lynch Capital

222 North LaSalle Street

16th floor

Chicago, Illinois 60601

Attention:  Legal Department and Account Manager for LOUD Technologies transaction

Facsimile:  (312) 750-6372

With a copy to:

Merrill Lynch Capital

222 North LaSalle Street

16th floor

Chicago, Illinois 60601

Attention:  Group Senior Transaction Attorney,
Corporate Finance, for LOUD Technologies transaction

Facsimile:  (312) 499-3126

and

Goldberg, Kohn, Bell, Black, Rosenbloom & Moritz, Ltd.

55 East Monroe Street, Suite 3700

Chicago, Illinois 60603

Attention:  David M. Mason, Esq.

Facsimile: (312) 332-2196

If to the Subordinating Creditors:

c/o Oaktree Capital Management, LLC

1301 Avenue of the Americas

34th Floor

New York, New York 10019

Attention:  Gary Trabka and Raj Makam

Facsimile:  (212) 284-1969

With a copy to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Attention: David A. Brittenham, Esq.

Facsimile: (212) 909-6836

If to the Companies or any Guarantor:

Loud Technologies Inc

c/o Sun Mackie, LLC

c/o Sun Capital Partners, Inc.

5200 Town Center Circle, Suite 470

Boca Raton, Florida 33486

Attention:  Marc J. Leder, Rodger R. Krouse and C.

Deryl Couch

Facsimile:  (561) 394-0540

With a copy to

LOUD Technologies Inc.

16220 Wood-Red Road Northeast

Woodinvalle, Washington 98072

Attention:  Timothy P. O’Neil

Facsimile:  (425) 483-1801

and

Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, Illinois 60601
Attention: Francesco Penati, Esq.
Telecopy: (312) 861-2200

or such other address or addresses as any party hereto shall have designated by written notice to the other parties hereto.  Notices shall be deemed given and effective upon the earlier to occur of (i) the third business day following deposit thereof in the U.S. mail, (ii) if delivered in person, when delivered, (iii) if delivered by facsimile transmission, on the date of transmission if transmitted on a business day before 4:00 p.m. Chicago Time or, if not, on the next succeeding business day or (iv) if delivered by overnight courier, one business day after delivery to such courier properly addressed.

(b)           For purposes of this Agreement, (i) any notice required to be delivered to the holders of the Senior Debt by the Subordinated Debtholders will be deemed to have been duly delivered to all holders of the Senior Debt if such notice was delivered to the Agent (on behalf of the Senior Lenders) at the Agent’s address indicated above, and (ii) any notice required to be delivered to the Subordinated Debtholders by the holders of the Senior Debt will be deemed to have been duly delivered to all Subordinated Debtholders if such notice was delivered to (A) each Subordinating Creditor at its address indicated above and to each other Subordinated Debtholder that has executed an Acknowledgement and Consent in the form attached hereto as Exhibit A and has notified in writing the Agent of such Subordinated Debtholder’s address and other contact information (it being understood that until such time as such other Subordinated Debtholders shall have so delivered their contact information, each such Subordinated

Debtholder shall nevertheless be subject to the terms and provisions of this Agreement (including Sections 2, 3, 5 and 16) as if such Subordinated Debtholders had received (and shall be deemed to have received) all notices required to be delivered to them) or (B) the agent appointed pursuant to Section 16(b).

11.           Governing Law.  THIS AGREEMENT AND (UNLESS OTHERWISE EXPRESSLY PROVIDED) ALL AMENDMENTS AND SUPPLEMENTS TO, AND ALL CONSENTS AND WAIVERS PURSUANT TO, THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

12.           Submission to Jurisdiction.  Each party hereto irrevocably submits to the non-exclusive jurisdiction of any state or federal court sitting in Cook County, State of Illinois, over any suit, action or proceeding arising out of or relating to this Agreement.  To the fullest extent it may effectively do so under applicable law, each party hereto irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

13.           Waiver of Jury Trial.  EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.

14.           Miscellaneous. This Agreement may be executed in several counterparts and by each party hereto on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.

The Subordinated Debtholders acknowledge and agree that the provisions of this Agreement are for the benefit of, and are, and are intended to be, an inducement and a consideration to, each holder of Senior Debt (whether or not a party hereto), and each holder of Senior Debt shall be deemed conclusively to have relied upon the subordination provisions contained in this Agreement in acquiring and continuing to hold such Senior Debt.

15.           Amendments; Waivers.

(a)           None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified, except by a written instrument executed by the Agent and the Required Holders.

(b)           No failure to exercise, nor any delay in exercising, on the part of the Senior Lenders or the Subordinated Debtholders, as the case may be, any right, power or privilege hereunder shall operate as a suspension or waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

16.           Successors and Assigns.

(a)           This Agreement shall be binding upon the Subordinated Debtholders, the Agent, the other holders of the Senior Debt and the Obligors, and their respective successors and assigns, and shall inure to the benefit of the Subordinated Debtholders, the Agent and the other holders of the Senior Debt, and their respective successors and assigns.

(b)           No Subordinated Debtholder shall sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Subordinated Debt or a Subordinated Note Document unless (i) the transferee thereof shall have executed and delivered an Acknowledgment and Consent, in the form attached hereto as Exhibit A, providing for, among other things, the agreement of such transferee to be bound by the provisions of this Agreement as a “Subordinated Debtholder” hereunder and (ii) following the consummation of any such action, there shall be either (A) no more than five Subordinated Debtholders or (B) one Person acting as agent for all Subordinated Debtholders for purposes of receiving any Default Notices and other notices and communications to be delivered to the Subordinated Debtholders hereunder.

(c)           Notwithstanding the failure of any transferee to execute or deliver an Acknowledgment and Consent or any other agreement substantially identical to this Agreement, the subordination effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Subordinated Debt or a Subordinated Note Document, and the terms of this Agreement shall be binding upon the successors and assigns of Subordinated Debtholders, as provided herein.

17.           No Benefit to Obligors.  The Obligors and their respective successors and assigns are not a beneficiary of any portion of this Agreement and shall not have any rights arising under this Agreement or the right to enforce any provision hereof.

18.           Additional Obligors.  Any Subsidiary of a Company that shall become a guarantor of the Subordinated Debt pursuant to the terms of the Subordinated Note Documents shall execute and deliver a Joinder, in the form attached hereto as Exhibit B, providing for such Subsidiary to become a party hereto as a Guarantor.

[The remainder of this page left intentionally blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

AGENT:	MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc.

	By:	/s/ Emily L. Koehn
Name: Emily L. Koehn
Title: Assistant Vice President

SUBORDINATING
CREDITORS:	OCM MEZZANINE FUND, L.P.

	By:	Oaktree Capital Management, LLC,
its general partner

	By:	/s/ Gary D. Trabka
Name: Gary D. Trabka
Title: Managing Director

	By:	/s/ Raj Makam
Name: Raj Makam
Title: Senior Vice President

[Signature Page to Subordination Agreement]

COMPANIES:	LOUD TECHNOLOGIES INC.

	By:	/s/ Tim O’Neil
Name: Tim O’Neil
Title: Vice President

ST. LOUIS MUSIC, INC.

	By:	/s/ Tim O’Neil
Name: Tim O’Neil
Title: Vice President

GUARANTORS:	MACKIE DESIGNS INC.

	By:	/s/ Tim O’Neil
Name: Tim O’Neil
Title: Vice President

SIA SOFTWARE COMPANY, INC.

	By:	/s/ Tim O’Neil
Name: Tim O’Neil
Title: Vice President

SLM HOLDING CORP.

	By:	/s/ Tim O’Neil
Name: Tim O’Neil
Title: Vice President